SCHEDULE 14A

                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the
                                             Commission Only (as permitted by
[ ]  Definitive Proxy Statement              Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[x]  Soliciting Material Under Rule 14a-12


                               ChemFirst Inc.
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.


     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials:
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[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


CHEMFIRST INC. (LOGO)


DATE:    August 30, 2002

TO:      Employee Stock Purchase Plan Participants

FROM:    Bill Kemp


As previously announced, ChemFirst on July 23, 2002 entered into a merger agreement with E. I. du Pont de Nemours and Company providing for the acquisition of ChemFirst by DuPont at a price of $29.20 per share of ChemFirst common stock. The proposed merger is subject to a number of conditions, including approval of the merger agreement by ChemFirst shareholders, and is expected to be completed in the fourth quarter of 2002. Under the merger agreement, ChemFirst was required to amend the ChemFirst Inc. 1997 Employee Stock Purchase Plan (the "Plan" or the "ESPP") to address various transitional matters relating to the merger. A copy of the amendment to the Plan is attached for your information. As a participant in, or owner of shares acquired under, the Plan, you should be aware of the following:


1. Participants who enrolled in the Plan for the current offering period (July 1, 2002 through September 30, 2002) may not increase their contribution rates under the Plan from those in effect on July 23, 2002. No new participants may join the Plan during the current offering period.

2.   There will be no further offering periods under the Plan.

3. The amendment to the Plan provides, among other things, that each participant's outstanding right to purchase ChemFirst common stock under the ESPP will terminate immediately prior to the merger in exchange for a specified cash payment. However, the merger is not expected to take place prior to the end of the current offering period on September 30, 2002, and, prior to the merger, there will be no further offering periods in which new rights to acquire shares under the ESPP would arise. As a consequence, ChemFirst anticipates that all rights to purchase ChemFirst common stock under the ESPP will have been exercised by the end of the current offering period, and there should be no such rights outstanding and subject to termination immediately prior to the merger.

4. Upon completion of the merger, you will be entitled to receive $29.20 in cash, without interest, in exchange for each share of ChemFirst common stock that you hold in your ESPP account with EquiServe, less any applicable transaction and commission fees charged by EquiServe. Any such shares that you purchased under the ESPP during an offering period commencing fewer than two years prior to the completion of the merger will be treated under the Plan as having been sold in a "disqualifying disposition." As a result, you would recognize ordinary income equal to the difference between those shares' fair market value on the date of purchase and your purchase price. ChemFirst would be required to report the amount of ordinary income recognized upon such a disqualifying disposition on your W-2 form for the year in which the merger is completed.

5.   The Plan will terminate on the effective date of the merger.

Until the merger has occurred, you may access your ESPP account with EquiServe and process sales via:

     o Telephone Voice Response System (1-800-633-9394): available 24 hours a day/7 days a week.

     o Customer Service Representatives-available each trading day 8:30 a.m.-6:00 p.m. Eastern time.

     o   www.equiserve.com

EquiServe is available to assist you with the following account issues:

     o Account share balance inquiries, transfer instructions, and market price history

     o   Duplicate participant statement and 1099 forms

     o Redeeming ESPP shares, which may be sold any day the stock market is open. If your sale request is received by EquiServe no later than 1:00 p.m. Eastern time on a trading day, your shares will be sold that day. Requests logged after hours or after the 1:00 p.m. cutoff will be processed on the next trading day.

If you have any questions about the Plan in the coming weeks, please contact your local human resources representative.

                            * * * * * * * * * *

In connection with the merger, ChemFirst Inc. filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission on August 16, 2002. Security holders are urged to read the definitive proxy statement when it becomes available because it will contain important information. Security holders may obtain a free copy of the definitive proxy statement when it becomes available, as well as other materials filed with the Securities and Exchange Commission concerning ChemFirst, at the Securities and Exchange Commission's web site at http://www.sec.gov. Security holders of ChemFirst Inc. may also obtain for free the definitive proxy statement filed by ChemFirst Inc. with the Securities and Exchange Commission in connection with the merger by directing a request to ChemFirst Inc., Attention: Investor Relations Department, P.O. Box 1249, Jackson, MS 39215-1249, (601) 949-0213.

ChemFirst Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ChemFirst shareholders with respect to the merger. Information regarding these directors and executive officers and their ownership of ChemFirst common stock is contained in ChemFirst Inc.'s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 25, 2002, in connection with the 2002 annual meeting ChemFirst shareholders. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement regarding the merger when it becomes available.

                            * * * * * * * * * *

                             FIRST AMENDMENT TO
            THE CHEMFIRST INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

         WHEREAS, ChemFirst Inc. (the "Company") maintains the ChemFirst Inc. 1997 Employee Stock Purchase Plan (the "Plan"); and

         WHEREAS, the Company has proposed to enter into a certain Agreement and Plan of Merger (the "Merger Agreement") among the Company, E.
I. du Pont de Nemours and Company, a Delaware corporation ("Parent"), and Purple Acquisition Corporation, a Mississippi corporation and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, at which time (the "Effective Time") the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent; and

         WHEREAS, the Merger Agreement provides, among other things, that the Company shall amend the Plan effective as of the date of the Merger Agreement (the "Merger Agreement Date") to provide that (i) participants in the Plan may not increase their payroll deductions or purchase elections from those in effect as of the Merger Agreement Date, (ii) no offering periods shall be commenced under the Plan after the Merger Agreement Date,
(iii) each participant's outstanding right to purchase the Company common stock under the Plan shall terminate immediately before the Effective Time in exchange for a cash payment in an amount equal to the difference between the merger consideration and the applicable option price, and (iv) the Plan shall terminate at the Effective Time; and

         WHEREAS, the Board of Directors of the Company has adopted and approved the execution of an amendment to the Plan in the form set forth below.

         NOW, THEREFORE, the Plan is amended by adding a new Section 5.18 immediately following Section 5.17 to read in its entirety as follows, effective as of the Merger Agreement Date:

                  "5.18 Effect of Merger. On July 23, 2002, the Sponsoring Employer entered into that certain Agreement and Plan of Merger (the "Merger Agreement") among the Sponsoring Employer, E. I. du Pont de Nemours and Company, a Delaware corporation ("Parent"), and Purple Acquisition Corporation, a Mississippi corporation and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Sponsoring Employer, at which time (the "Effective Time") the separate corporate existence of Merger Sub shall cease and the Sponsoring Employer shall continue as the surviving corporation and a wholly owned subsidiary of Parent. In accordance with the provisions of the Merger Agreement, and notwithstanding any provision of the Plan to the contrary: (i) a Member may not increase his Member's Contribution Rate from his Member's Contribution Rate in effect as of July 23, 2002, (ii) no Offering Period shall commence after July 23, 2002, (iii) each Option granted under the Plan and outstanding with respect to a Member immediately before the Effective Time shall terminate immediately before the Effective Time in exchange for a cash payment from the Sponsoring Employer to the Member equal to the excess, if any, of (A) the product of
         (1) the number of shares of Common Stock that could have been purchased with the contributions held in the Member's Contribution Account immediately before the Effective Time (the "Applicable Shares") at the Issue Price (treating the date on which the Effective Time occurs as the last day in the Offering Period for purposes of determining the Issue Price) and (2) the Merger Consideration (as defined in the Merger Agreement), over (B) the product of the number of Applicable Shares and such Issue Price, and (iv) the Plan shall terminate as of the Effective Time."

         IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of July, 2002.


                                               CHEMFIRST INC.

                                               /s/ Max P. Bowman
                                               --------------------------
                                               By:  Max P. Bowman
                                               Its: Vice President & CFO